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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 26, 1996 (except as to the first paragraph of Note 1 and Note 10 as to which the date is May 30, 1996), in the Registration Statement (Form S-1) and related Prospectus of Aviron for the registration of 3,450,000 shares of its Common Stock.



                                          /s/ Ernst & Young LLP


                                              ERNST & YOUNG LLP

Palo Alto, California
June 4, 1996